EXHIBIT 12(d)

                                    METALLURGICAL RESEARCH AND ASSAY LABORATORY
                                              745 SUNSET RD., SUITE 8
                                                HENDERSON, NV 89015
                                                   702-565-0074

                                                 February 9, 1996

Mr. Harrigan

         We retrieved and analyzed three samples for you (results shown on separate assay reports #'s 220, 2221, and 2222 dated 2/9/96. These samples were taken over a 7 claim area and identified as B4 foot bank, M14 foot bank, and T prospect hole 200 yards to the north east. These samples, if representative of the 7 claims, have values according to our assays above as follows:

         7 claims = 700,000 cubic yards and each cubic yard weighs ca 1.5 ton. or 1,050,000 ton/7claims.

                           The average value/ton for each metal is:
                           Gold     $     80
                           Platinum      700
                           Rhodium       250
                           Osmium      1000
                           Ruthenium     18
                           Palladium     15
                           Iridium      180

                           TOTAL     $2243/ton

                           $2243 X 1,050,000 tons =$ 2,355,150,000.00

         Of course these value are just an estimate but from the assays and the area covered we feel that they are a pretty good estimate.

         Very truly yours

         Donald E. Jordan
         /s/ Donald E. Jordan

                  Metallurgical Research and Assay Laboratory
                            745 Sunset Road Suite 8
                              Henderson, NV 89015
                                  702-565-0074
                                  702-564-0726


ASSAY REPORT

ASSAY NUMBER               2220                     DATE:    2/9/96

CUSTOMER                   CRAIG FURLONG

SAMPLE IDENTIFICATION               BY ROAD 4 FOOT BANK SAMPLE

Element                    ppm or ug/g  Troy oz/s.ton

Au-Gold                             7.0                   0.20
Ag-Silver                           5.6                   0.16
Pt-Platinum                        46.4                   1.35
Rh-Rhodium                          9.0                   0.26
Os-Osmeium                         50.0                   1.46
Ru-Ruthenium                        9.1                   0.27
Pd-Pladdium                         3.7                   0.11
Ir-Iridium                         71.0                   2.07

                               REGISTERED ASSAYER
                              CERTIFICATE NO. 19127
                                DONALD E. JORDAN
                              /s/ DONALD E. JORDAN
                               Date Signed 2/9/96
                                 ARIZONA, U.S.A.

UNLESS PRIOR ARRANGEMENTS ARE MADE, ALL SAMPLES WILL BE DISCARDED AFTER 30 DAYS.THESE RESULTS ARE BASED ON WELL KNOWN ACCEPTED ANALYTICAL PROCEDURES USED SOLELY ON THE SAMPLE TAKEN BY JORDAN, GRAHAM, AND HERRON. THIS REPORT IS PREPARED EXCLUSIVELY FOR THE CLIENT. NO WARRNTIES AS TO THE REPRODUCIBILITY OR EXTRACTABILITY OF MATERIAL OTHER THAN THE SAMPLE IS GIVEN. DONALD E. JORDAN AND/OR METALLURGICAL RESEARCH AND ASSAY LABORATORY MAKE NO REPRESENTATION EXPRESS OR IMPLIED ON MATERIAL OTHER THAN THAT REPRESENTED BY THE SAMPLE ASSAYED.

NOTE: "#VALUE!" MEANS THAT ELEMENT HAS NOT BEEN ANALYZED FOR THIS REPORT.


                                    Metallurgical Research and Assay Laboratory
                                              745 Sunset Road Suite 8
                                                Henderson, NV 89015
                                                   702-565-0074
                                                   702-564-0726


ASSAY REPORT

ASSAY NUMBER               2221                       DATE:    2/9/96

CUSTOMER                   CRAIG FURLONG

SAMPLE IDENTIFICATION               BY ROAD 14 FOOT BANK SAMPLE

Element                    ppm or ug/g Troy oz/s.ton

Au-Gold                             7.8                    0.20
Ag-Silver                           8.4                    0.24
Pt-Platinum                        54.0                    1.57
Rh-Rhodium                         15.5                    0.45
Os-Osmeium                         89.5                    2.61
Ru-Ruthenium                        8.2                    0.24
Pd-Pladdium                         3.4                    0.16
Ir-Iridium                        102.0                    2.97

                                                      REGISTERED ASSAYER
                                                      CERTIFICATE NO. 19127
                                                      DONALD E. JORDAN
                                                      /s/ DONALD E. JORDAN
                                                      Date Signed 2/9/96
ARIZONA, U.S.A.

UNLESS PRIOR ARRANGEMENTS ARE MADE, ALL SAMPLES WILL BE DISCARDED AFTER 30 DAYS.THESE RESULTS ARE BASED ON WELL KNOWN ACCEPTED ANALYTICAL PROCEDURES USED SOLELY ON THE SAMPLE TAKEN BY JORDAN, GRAHAM, AND HERRON. THIS REPORT IS PREPARED EXCLUSIVELY FOR THE CLIENT. NO WARRNTIES AS TO THE REPRODUCIBILITY OR EXTRACTABILITY OF MATERIAL OTHER THAN THE SAMPLE IS GIVEN. DONALD E. JORDAN AND/OR METALLURGICAL RESEARCH AND ASSAY LABORATORY MAKE NO REPRESENTATION EXPRESS OR IMPLIED ON MATERIAL OTHER THAN THAT REPRESENTED BY THE SAMPLE ASSAYED.

NOTE: "#VALUE!" MEANS THAT ELEMENT HAS NOT BEEN ANALYZED FOR THIS REPORT.


                                    Metallurgical Research and Assay Laboratory
                                              745 Sunset Road Suite 8
                                                Henderson, NV 89015
                                                   702-565-0074
                                                   702-564-0726


ASSAY REPORT

ASSAY NUMBER               2222                DATE:    2/9/96

CUSTOMER                   CRAIG FURLONG

SAMPLE IDENTIFICATION               BY ROAD 14 FOOT BANK SAMPLE

Element                    ppm or ug/g Troy oz/s.ton

Au-Gold                             9.8                0.29
Ag-Silver                          10.5                0.31
Pt-Platinum                        77.0                2.25
Rh-Rhodium                         20.4                0.59
Os-Osmeium                        121.0                3.53
Ru-Ruthenium                       15.6                0.45
Pd-Pladdium                        6.6                 0.19
Ir-Iridium                       131.0                 3.82

                               REGISTERED ASSAYER
                              CERTIFICATE NO. 19127
                                DONALD E. JORDAN
                              /s/ DONALD E. JORDAN
                               Date Signed 2/9/96

                                ARIZONA, U.S.A.
UNLESS PRIOR ARRANGEMENTS ARE MADE, ALL SAMPLES WILL BE DISCARDED AFTER 30 DAYS.THESE RESULTS ARE BASED ON WELL KNOWN ACCEPTED ANALYTICAL PROCEDURES USED SOLELY ON THE SAMPLE TAKEN BY JORDAN, GRAHAM, AND HERRON. THIS REPORT IS PREPARED EXCLUSIVELY FOR THE CLIENT. NO WARRNTIES AS TO THE REPRODUCIBILITY OR EXTRACTABILITY OF MATERIAL OTHER THAN THE SAMPLE IS GIVEN. DONALD E. JORDAN AND/OR METALLURGICAL RESEARCH AND ASSAY LABORATORY MAKE NO REPRESENTATION EXPRESS OR IMPLIED ON MATERIAL OTHER THAN THAT REPRESENTED BY THE SAMPLE ASSAYED.

NOTE: "#VALUE!" MEANS THAT ELEMENT HAS NOT BEEN ANALYZED FOR THIS
REPORT.